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                                                                    EXHIBIT 99.5





                          [STARMEDIA, INC. LETTERHEAD]

                                October 31, 2001

Mr. Steven J. Heller
190A Duane Street, #3
New York, New York 10013


      Re:  SEPARATION AGREEMENT INCLUDING A GENERAL RELEASE

Dear Steve:

      This letter (the "Agreement") sets forth the terms of our agreement with respect to your separation from employment with StarMedia Network, Inc. and its subsidiaries (collectively and with their respective successors, "StarMedia"), and the end of your tenure as Chief Financial Officer of StarMedia ("CFO"). This Agreement will become effective as of the date that you sign and return this letter in accordance with its terms (the "Effective Date"). I have enclosed a counterpart original of this letter, signed by me, for your files.

      1. (a) Your final date of employment with StarMedia will be November 15, 2001 (the "Separation Date"), at which time you will be deemed to have resigned from all offices and positions, of any kind, that you then hold at StarMedia. You will cease to be the CFO, and an officer, of StarMedia on the earlier of (x) November 15, 2001 and (y) twenty-four hours prior to public disclosure by StarMedia of its results for the third quarter of 2001. Until the Separation Date, you will perform such services for StarMedia as the Chief Executive Officer ("CEO") may from time to time reasonably request. As of the Separation Date and except to the extent otherwise provided in this Agreement, all of StarMedia's and your obligations under the Employment Agreement dated as of December 28, 2000, between you and StarMedia, (the "Employment Agreement") will expire and become null and void. Without limiting the generality of the foregoing, all compensation, including bonuses, and all other benefits and perquisites of employment with StarMedia, will (as of the Separation Date and except to the extent otherwise provided in this Agreement) cease, and all stock option agreements, stock option grants and other rights heretofore granted to you to purchase or otherwise obtain equity securities of StarMedia will (as of the Separation Date) terminate and be of no further force and effect. For avoidance of doubt, you and StarMedia expressly confirm that the line of credit provided pursuant to the Employment Agreement and the related letter agreement, dated December 28, 2000, between you and StarMedia (the "Line of Credit"), will also terminate as of the Separation Date and that any liability arising out of or relating to such Line of Credit

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(including without limitation any liability from you to StarMedia or from
StarMedia to you) will (as of the Separation Date and except to the extent otherwise provided in this Agreement) be extinguished.

            (b) In consideration of StarMedia's complete discharge of all amounts owed under the Line of Credit, and in exchange therefor, and full satisfaction thereof, you further agree to deliver to StarMedia on or before the Separation Date one or more certificates, together with one or more stock powers duly endorsed for transfer to StarMedia, in the form enclosed with this letter, representing 326,000 shares of common stock of StarMedia, (collectively, the "Shares"), and to relinquish (as of the Separation Date) any and all ownership rights you may have in said Shares, which Shares (x) represent all the shares of capital stock of StarMedia, other than approximately 5,500 shares acquired under StarMedia's Employee Stock Purchase Plan, owned by you (or by trusts for your benefit) as of the date of this letter, (including, but not limited to, any additional shares, securities or equity interests obtained by virtue of stock dividends or "splits" on those shares), such Shares to be transferred to StarMedia free and clear of all contractual liens, charges, pledges, encumbrances, restrictions on rights to sell or vote, security interests or other adverse contractual claims of any kind, other than pledges, liens and repurchase rights in favor of StarMedia (collectively, "Liens"). StarMedia acknowledges and agrees (i) that the Shares are the shares referred to as collateral in the Line of Credit and (ii) all outstanding indebtedness (inclusive of interest) owed under the Line of Credit shall be fully discharged upon your delivery of the Shares pursuant to this Section 1(b).

            (c) If you return to StarMedia (x) a fully executed original of this Agreement on or before October 31, 2001 and (y) the certificate(s) and stock power(s) described in Section 1(b) on or before the Separation Date, you will be entitled to the following:

                  (i) On the Separation Date, StarMedia will pay you all unpaid salary through the Separation Date and all reasonable unpaid expenses incurred by you prior to the Separation Date in connection with services for StarMedia for which you have provided appropriate documentation to StarMedia prior to the Separation Date.

                  (ii) On the Separation Date, StarMedia will, in addition, make a one-time payment to you in the amount of Three Hundred Fifty Thousand Dollars ($350,000.00), less applicable tax withholdings as provided in Section 14(c) below. This payment will, at your election, be made by wire transfer pursuant to wire transfer instructions previously delivered by you to StarMedia or by delivering to you a check (or checks) for the amounts required, backed by sufficient funds.

            (d) Delivery of the Shares, stock powers and payments referred to in Sections 1(b) and 1(c) will be confirmed at a closing to be held at 12:00 noon on the Separation Date at

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the Company's principal office in New York City or at such other time and place as you and the CEO may mutually agree. StarMedia will, at the appropriate time, issue you an IRS Form 1099B reporting the gain (or loss) you recognize in connection with the transfer of the Shares to StarMedia pursuant to Section 1(b).

            (e) In the event that either you or StarMedia materially breaches any material obligation under Section 1(b) or 1(c), this Agreement will, at the election of the non-breaching party, become null and void, and the Separation Date (and the termination of your employment) will be deemed not to have occurred.

      2. You and StarMedia agree to the following General Release, and related provisions, all to become effective as of the Separation Date:

            (a) In return for the payments and other benefits described above as well as the mutual promises contained herein, you completely release StarMedia from all claims of any kind, known and unknown, which you may now have or have ever had against StarMedia, including claims for compensation, bonuses, severance pay, stock options, tax indemnity and all claims arising from your employment with StarMedia, whether based on contract, tort, statute, federal or state law, local or municipal ordinance, regulation or any comparable law in any jurisdiction ("Released Claims"). By way of example and not in limitation, the Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and the New York Human Rights Law, as well as any claims asserting wrongful termination, breach of contract, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract, and defamation. The Released Claims shall not, however, include any claim that (i) is based upon willful indefensible misconduct or willful indefensible inaction, (ii) arises under, or is preserved by, this Agreement or (iii) is based on facts or events occurring after the Separation Date.

            (b) You represent that you have not filed or authorized to be filed on your behalf any claims, administrative proceedings or lawsuits against StarMedia, and you agree that you will not do so at any time in the future with respect to the subject matter of any Released Claim. Prior to December 31, 2001, you agree that you will not participate in or commence any election contest as defined in Rule 14-11 of Regulation 14A of the Securities and Exchange Act of 1934. If you violate this Section 2(b) by instituting a claim, proceeding or lawsuit, you will pay all costs and expenses incurred by StarMedia in defending against such claim, proceeding or lawsuit, including its reasonable attorneys' fees, disbursements and costs.

            (c) StarMedia completely releases you from any and all claims, causes of action, suits, proceedings, debts, accounts, accountings, demands, liabilities, acts, omissions, and all other controversies of every type, kind, nature, description and character whatsoever, at law or in equity (collectively, "Claims"). The released Claims shall not, however, include any Claim to

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the extent that such Claim (i) is based upon willful indefensible misconduct or willful indefensible inaction, (ii) arises under, or is preserved by, this Agreement or (iii) is based on facts or events occurring after the Separation Date.

            (d) StarMedia represents that it has not filed or authorized to be filed on its behalf any claims, administrative proceedings or lawsuits against you, and StarMedia agrees that it will not do so at any time in the future with respect to the subject matter of any Claim released under Section 2(c). If StarMedia violates this Section 2(d) by instituting a claim, proceeding or lawsuit, StarMedia will pay all costs and expenses incurred by you in defending against such claim, proceeding or lawsuit, including your reasonable attorneys' fees, disbursements and costs.

      3. You understand and agree that you are not entitled to any severance, debt discharge, or tax indemnity from StarMedia other than as provided in this Agreement.

      4.    You hereby represent and warrant to StarMedia that:

            (a) As of the Separation Date, you will be the beneficial owner of the Shares; will, with the cooperation of StarMedia and its transfer agent as to the proposed transfer of the Shares from your indirect to your direct ownership, be the record owner of the Shares; and will own the Shares free and clear of any Liens.

            (b) You have the full legal capacity and unrestricted power to execute and deliver this Agreement, and to perform, your obligations hereunder. Your execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which you are a party or by which you are bound.

            (c) There is, to the best of your knowledge and belief, no action, suit, investigation or proceeding pending against or affecting you before any court or arbitrator or any governmental body which in any manner relates to your ownership of the Shares.

            (d) This Agreement has been duly executed and delivered by you and constitutes your legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency and similar laws, by moratorium laws from time to time in effect and by general equity principles.

            (e) StarMedia represents and warrants that: it is fully authorized by action of any person or body whose action is required to enter into this Agreement and to perform its obligations under it; the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and upon the

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execution and delivery of this Agreement by you, this Agreement will be a valid and binding obligation of StarMedia, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5. You will retain any rights you may have under the terms of the applicable StarMedia 401(k) plan and the StarMedia Employee Stock Purchase Plan. In addition, (a) your statutory COBRA rights will commence as of the Separation Date and (b) you will remain entitled to reimbursement for any business expense, reasonably incurred by your prior to the Separation Date in connection with your services for StarMedia, for which you have not yet been reimbursed pursuant to
Section 1(c)(i) or otherwise, with reimbursement due promptly following your submission of appropriate documentation.

      6.    (a)   You and StarMedia agree to characterize your separation
from employment with StarMedia as a resignation in order for you to pursue other interests.

            (b) You will not intentionally make any public statement to third parties, the public, the press, the media, or any administrative agency that disparages, or is likely to cause injury to, StarMedia. Likewise, StarMedia will instruct its directors and officers, senior executives, investor relations personnel and public relations personnel not to make any public statement to third parties, the public, the press, the media, or any administrative agency that disparages, or is likely to cause injury to, you.

            (c) Notwithstanding the foregoing, nothing in this Section 6 will prevent any person from making truthful public statements (i) in response to incorrect, disparaging or derogatory public statements or (ii) to the extent (x) necessary to enforce this Agreement or (y) required by law or by any court, arbitrator, administrative or legislative body (including without limitation any committee thereof), or other person or entity with apparent jurisdiction to order such person to disclose information.

            (d) You will be entitled to review and approve any internal announcement, and any press release or other public statement, made or issued by StarMedia in connection with the execution of this Agreement or the termination of your employment with StarMedia (which approval may not be unreasonably delayed or withheld).

      7. On or before the Separation Date, you will return to StarMedia all StarMedia property (including without limitation keys to all offices and facilities, employee handbooks, business cards, client files, corporate credit cards, telephone calling cards, files, sales material, Blackberry, etc. as well as any and all reproductions thereof) that is in your possession. Notwithstanding the foregoing, you shall be entitled to retain, and StarMedia hereby transfers to you as of the Separation Date any ownership interest it may have in, your StarMedia laptop computer and your StarMedia cell phone; provided, however, that you agree that you will not

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delete or destroy any computer files, e-mail or documents of any kind whatsoever prior to the Separation Date that relate to StarMedia in any way or that are saved or cached in any way on such laptop or in StarMedia's computer equipment or network, and that StarMedia shall be entitled to make a copy of the hard drive of the laptop on or prior to the Separation Date. Nothing in this Section
7 will prevent your retaining papers and other materials of a personal nature, including without limitation personal diaries, calendars and Rolodexes, documents relating to your compensation, benefits, expenses, and the like, and information reasonably believed by you to be required in connection with obtaining tax or financial advice or preparing and filing your personal tax returns.

      8. (a) You agree that you will, upon a reasonable request made by the CEO or by the Board of Directors of StarMedia (the "Board") or any committee thereof, cooperate with StarMedia and its counsel (internal and external) in connection with (x) any matter with which you were involved while employed with StarMedia or of which you have knowledge as a result of your employment with StarMedia and (y) any administrative proceeding or litigation relating to any such matter, by providing information, answering questions, or appearing as a witness.

            (b) You further agree that, during a period of six months commencing on the Effective Date, you will, upon a reasonable request made by the CEO or the Board or any committee thereof, (x) cooperate with StarMedia in all matters relating to the smooth transition of your duties to other or new StarMedia employees and (y) will promptly cooperate with all reasonable requests for information and assistance by StarMedia relating to any matter with which you were involved while employed with StarMedia or of which you have knowledge as a result of your employment with StarMedia.

            (c) You agree to provide the cooperation referred to in Sections 8(a) and 8(b) at such times and places as the CEO or the Board or any committee thereof may reasonably request consistent with your other obligations, including without limitation the requirements of any new employment you undertake. StarMedia will promptly reimburse you for, or promptly advance to you, any and all properly documented costs and expenses reasonably incurred by you in connection with any cooperation referred to in this Section 8, (except to the the extent otherwise provided in Section 9), excluding the fees and disbursements and other charges of any attorney you may choose to retain. Such reimbursable costs and expenses will be reimbursed or advanced promptly after your submission to StarMedia of statements in such detail as StarMedia may reasonably require. You will not be required to render more than seventy (70) hours of cooperation pursuant to Section 8(b) after the Separation Date.

      9. (a) If you are made a party to, or are threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that you are or were a director, officer or employee of StarMedia or are or were serving on behalf of, or at the request of, StarMedia as director, officer, member, employee or agent of

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another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "Indemnified Proceeding"), you will promptly be indemnified by StarMedia to the fullest extent permitted or authorized by its Certificate of Incorporation or Bylaws, as in effect on the Effective Date, or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, judgments, fines, reasonable attorney's fees, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by you in connection therewith, and such indemnification will continue even though you have ceased to be a director, officer, member, employee or agent of StarMedia or any other entity and will inure to the benefit of your heirs, executors and administrators. StarMedia shall not be required to pay any amounts to you under this Section 9(a) in connection with the settlement of any claim unless StarMedia shall have consented in writing to the terms of such settlement, which consent shall not be unreasonably withheld or delayed. StarMedia will advance to you all reasonable costs and expenses incurred by you in connection with an Indemnified Proceeding within 30 days after receipt by it of a written request for such advance. Each such request shall include an itemized list that sets forth in reasonable detail such costs and expenses. In addition, as a condition to receiving an advance, each such request shall include an unconditional, full-recourse undertaking in a form reasonably satisfactory to StarMedia to repay the amount of such advance if it is ultimately determined that you are not entitled to be indemnified against such costs and expenses. Nothing in this Agreement, other than Section 9(b), shall operate to limit or restrict any rights to indemnification, advancement of expenses or contribution that you may have under StarMedia's Certificate of Incorporation or Bylaws, as in effect on the Effective Date, or under applicable law. You agree that StarMedia shall not be liable under this Section 9(a) for the fees and expenses of more than one separate counsel at a time for you in any one action, suit or proceeding, or in substantially similar actions, suits or proceedings arising out of the same or related allegations, unless you furnish a written opinion to StarMedia from respected counsel concluding that retention by you of more than one separate counsel is necessary under the circumstances.

            (b) If you are requested by StarMedia (x) to serve as a witness in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, (including, without limitation, any internal investigation at StarMedia), or (y) to render cooperation at the request of StarMedia pursuant to Section 8(a) or otherwise, and if the provisions of
Section 9(a) do not otherwise apply, such action, suit, proceeding or requested cooperation, shall be deemed to be an Indemnified Proceeding as to which you will be entitled to the indemnification, and advancement of expenses, set forth in Section 9(a) (subject to the terms specified therein), except that StarMedia's indemnification obligation to you under this Section 9(b) with respect to attorneys' fees and other charges of counsel will be limited to 75% of the fees and other charges you reasonably incur. For clarity's sake, StarMedia shall have no indemnification obligation under this Section 9(b) with respect to any attorneys' fees or other charges of counsel which were unreasonably incurred by you.

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            (c) StarMedia agrees to continue and maintain a directors' and officers' liability insurance policy (or policies) covering you at a level, and on terms and conditions, no less favorable to you than the coverage then provided to StarMedia's present or former directors and/or senior-level officers generally until the later of (x) the sixth anniversary of the Effective Date and
(y) such time as StarMedia reasonably determines upon advice of counsel that there is no longer any material risk of a claim being made against you that would be covered by the policy (or policies) in question. You represent that you have received all of the written information that you have requested from StarMedia with respect to the insurance policies maintained by StarMedia covering the liabilities of its officers and directors, and StarMedia represents to you that all such written information is, to the best of StarMedia's knowledge, accurate as of the date that it was provided to you.

      10.   (a)   You agree to the following restrictive covenants:

                  (i) You will not, directly or indirectly and during a period of one year commencing on the Separation Date (the "One Year Period"), solicit, entice or encourage any individual who is then an employee of StarMedia to leave StarMedia or to seek other employment. In the event that you willfully hire, directly or indirectly, any such person during the One Year Period, you will pay to StarMedia $25,000, which amount represents the cost of replacing such person.

                  (ii) You will not during the One Year Period solicit or take away for the benefit of any direct competitor of StarMedia, any person or entity that is known by you to have been, as of the Separation Date, a material customer of StarMedia or to have been, as of the Separation Date, in negotiations to become a material customer of StarMedia.

                  (iii) You will not at any time improperly use, or improperly disclose, any confidential or proprietary information of StarMedia.

            (b) If any of the restrictions contained in Section 10(a) are deemed by a court or arbitrator to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that such court or arbitrator may (x) modify such restriction to the extent necessary to render it enforceable and (y) enforce such restriction in its modified form.

      11. Any and all inventions, creations, ideas, improvements and software of any nature whatsoever, whether or not patentable, developed by you prior to the Separation Date in the course of your employment with StarMedia will always be the property of StarMedia.

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      12. This Agreement will be governed, construed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York, without regard for its conflict of laws principles.

      13. You and StarMedia agree that any controversy or claim arising out of or relating to this Agreement, its breach, your employment with StarMedia, or the termination thereof, will be submitted to be resolved by confidential arbitration. You and StarMedia each waive any and all rights to trial by jury in regard to such claims. Judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. Arbitration under this Agreement will be the exclusive remedy. You and StarMedia agree that any arbitration will be held in New York, New York, and will be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, before a single arbitrator licensed to practice law in the State of New York. The arbitrator will have authority to award or grant both legal, equitable, and declaratory relief. Any arbitration award will be final and binding on the parties to it. The Federal Arbitration Act will govern the interpretation and enforcement of this Section 13.

      14.   MISCELLANEOUS.

            (a) You and StarMedia also agree that this Agreement contains all of the agreements and understandings between you and StarMedia concerning the subject matter of this Agreement, and fully supersedes any prior agreements or understandings that we may have had with respect thereto.

            (b) No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to this Agreement and that is signed by you and by an authorized (or apparently authorized) representative of StarMedia. No waiver by any person of any breach of any condition or provision contained in this Agreement will be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived. In the event of any inconsistency between this Agreement and the terms of any plan, program, arrangement or agreement or other document of you or StarMedia, the terms of this Agreement will govern and control.

            (c) StarMedia shall be entitled to withhold from any amounts or benefits payable under this Agreement or otherwise taxes that are required to be withheld by applicable law, such withholding to be at the minimum statutory rate(s) permitted by law. StarMedia acknowledges and agrees that no tax withholding is required in connection with the discharge of your obligations under the Line of Credit pursuant to Section 1(b) above.

            (d) You will be under no obligation to seek other employment, or to become self-employed, following the expiration of your employment with StarMedia, and there will be

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no offset against amounts due you, under this Agreement or otherwise, on account of any remuneration you may subsequently receive, or on account of any claim that StarMedia may have against you (other than as expressly provided in this Agreement).

            (e) In the event of your death or a judicial determination of your incompetence, references in this Agreement to you will be deemed, where appropriate, to refer to your beneficiary, estate or other legal representative.

            (f) Neither StarMedia nor any of its affiliates (each a "Company Transferor") may assign or transfer any of its rights or obligations under this Agreement except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company Transferor is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company Transferor, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company Transferor and such assignee or transferee assumes the liabilities, obligations and duties of the Company Transferor under this agreement, either expressly or by operation of law.


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            (g) You acknowledge you have been represented by counsel of your own choosing, and that you have chosen to enter into this Agreement and based upon your own judgment and not in reliance upon any promises made by StarMedia other than those contained in this Agreement.

      If this letter comports with your understanding of our agreement, please sign on the line provided below and return the original by hand delivery.

                                    Sincerely,

                                    /s/ Susan L. Segal
                                    -------------------------------
                                    Susan L. Segal
                                    Vice Chairman of the Board of Directors


                                    I, Susan L. Segal, affirm that I have
                                    authority to execute this Agreement on
                                    behalf of StarMedia

                                    /s/ Susan L. Segal
                                    ----------------------------------

ENCLOSURES

(1)   signed counterpart of letter
(2)   form of stock power


      I have read and understand the agreement above and agree to be bound by its terms and conditions.



/s/ Steven J. Heller                          Dated: 10/31/01
--------------------                                 --------
Steven J. Heller



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                                   STOCK POWER


      FOR VALUE RECEIVED, STEVEN J. HELLER, hereby sells, assigns and transfers unto STARMEDIA NETWORK, INC. (THE "COMPANY") _______ shares of the Company's common stock, standing in his name on the books of the Company represented by Certificate No.___ herewith, and does hereby irrevocably constitute and appoint American Stock Transfer & Trust Company attorney to transfer said shares on the books of the Company with full power of substitution in the premises.


Dated:


                                    ----------------------------
                                    Name: Steven J. Heller